Exhibit 10.14
PIPER SANDLER COMPANIES
MUTUAL FUND RESTRICTED SHARE INVESTMENT PLAN
(Amended and Restated as of November 16, 2022)

1.    Plan and Purpose.

    Piper Sandler Companies (the “Company”) pays a portion of certain employees’ annual incentive compensation in restricted Company equity (the “Restricted Compensation”) under the Piper Sandler Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (the “LTIP”). The Company established this Piper Sandler Companies Mutual Fund Restricted Share Investment Plan (the “Plan”) to enable the Company to provide a percentage of the Restricted Compensation in the form of restricted shares of mutual funds or exchange trade funds (“Restricted Fund Shares”) as approved by the Compensation Committee of the Board of Directors (the “Committee”). Providing a portion of employees’ Restricted Compensation in the form of Restricted Fund Shares is intended to further the Company’s goals of attracting, retaining, motivating and rewarding key employees.

2.    Nature of the Plan.

    The Plan provides for restricted property transfers subject to Section 83 of the Internal Revenue Code of 1986, as amended (“Code”). Because Section 83 of the Code applies, awards and payments hereunder are not subject to Section 409A of the Code.

3.    Eligibility.

    The Plan shall be available to U.S. and U.K. employees (each an “Employee”) of the Company and its subsidiaries (each, an “Affiliate”) who are eligible to receive a grant of Restricted Compensation as a portion of their annual incentive compensation, and who satisfy such additional eligibility criteria as may be established from time to time by the Committee (“Participants”).

4.    Grant of Restricted Fund Shares.

(a)    Mandatory Receipt. At the time that it approves the annual grant of Restricted Compensation to Participants, the Committee shall specify the percentage of the Restricted Compensation to be paid in the form of Restricted Fund Shares (the “Mandatory Percentage”). If the Committee does not so act with respect to an annual grant of Restricted Compensation, the Mandatory Percentage for that annual grant of Restricted Compensation shall be fifty percent (50%). The Mandatory Percentage shall apply to the amount of Restricted Compensation paid to each Participant; provided, however, that the Committee may separately approve a different Mandatory Percentage for individual employees or a class of employees, or it may permit any employee or class of employee to elect to receive a percentage greater or less than the Mandatory Percentage of their Restricted Compensation in the form of Restricted Fund Shares (the “Elective Percentage”).

(b)    Employee Elections. Participants shall specify how the percentage of his or her Restricted Compensation to be received in Restricted Fund Shares will be allocated among the mutual funds and exchange traded funds selected pursuant to Section 5. In addition, to the extent applicable, a Participant shall specify an Elective Percentage if they are eligible to do so with respect to an annual grant of Restricted Compensation. These elections shall be made at such time, on such form(s) and in accordance with such rules as may be prescribed for this purpose by the Company. If a Participant fails to make an election for the allocation among the mutual funds and exchange traded funds before the deadline for such election, the Company shall make such allocation on behalf of the Participant in its sole discretion. If a Participant fails to specify an Elective Percentage before the deadline for such election, the Participant shall receive the Mandatory Percentage of his or her Restricted Compensation in Restricted Fund Shares. Any election pertaining to the allocation of the Restricted Fund Shares or the Elective Percentage shall be irrevocable once the applicable election deadline has passed.

(c)    No Reallocation. Unless otherwise determined by the Company, no reallocation among the selected mutual funds and exchange traded funds shall be permitted after the deadline for making an allocation election has passed.

(d)    Grant Timing. The grant of the Restricted Fund Shares shall be made on February 20th (or, if the 20th calendar day falls on a weekend or holiday on which the New York Public Stock Exchange is closed, on the first business day thereafter).

5.    Funds Distributed As Restricted Fund Shares.

The Company shall select the funds in which Restricted Fund Shares will be issued in any award cycle from among mutual funds and exchange traded funds that have been approved for such purpose by the Committee.

6.    Terms of the Restricted Fund Share Grants.

A Participant who receives Restricted Fund Shares shall be issued and required to execute a Mutual Fund Restricted Share Agreement (“Agreement”) which shall set forth the terms applicable to the grant of such Restricted Fund Shares.

7.    Administration.

(a)    Administration and Discretionary Authority. The Company shall administer the Plan and awards under the Plan. Except with respect to Participants that are officers of the Company, as determined pursuant to Rule 16a-1(f) under the Securities and Exchange Act of 1934, as amended (collectively, the “Executive Officers”), the Chief Human Capital Officer of the Company shall have the full and final discretionary authority and responsibility to interpret and construe the Plan and the Agreements, to adopt and revise rules and policies relating to the Plan and to make any other determinations necessary or advisable for the administration of the Plan and awards under the Plan; the Committee shall have such authority and responsibility with respect to any action affecting Executive Officers. The interpretations and determinations of the Chief Human Capital Officer (or, the Committee in the case of an interpretation or determination affecting an Executive Officer) shall be binding on all persons, including Participants. By receiving Restricted Fund Shares, the Employee is agreeing that the interpretations and determinations of the Chief Human Capital Officer (or, the Committee, as applicable) be given deference in all courts to the greatest extent allowed under law, and that they not be overturned or set aside by any court unless found to be arbitrary and capricious, or made in bad faith.
(b)    Correction of Errors. Errors may occur in the administration and operation of the Plan, and the Company reserves the power to cause such equitable adjustments to be made to correct for such errors as it considers appropriate. Such adjustments will be final and binding on all persons.

8.    Amendment and Termination.

(a)    Amendment. The Company may amend the Plan or any Agreement at any time and for any reason by action of the Committee. However, the Company may not amend the Plan or any Agreement in a manner that has the effect of reducing any outstanding award (an award that has been granted but not yet paid), except for an amendment that is required by law or for which the failure to adopt the amendment would have adverse tax consequences to the Participant.

(b)    Termination. The Committee may terminate the Plan at any time and grant no further Restricted Fund Shares.

9.    Miscellaneous.

    (a)    No Assignment of Benefits. Rights and benefits under this Plan with respect to a Participant may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever.

(b)    Withholding. A Participant must make appropriate arrangements with the Company or an Affiliate for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the awards under the Plan. If no other arrangements are made, the Company or Affiliate may provide, at its discretion, for such withholding and tax payments as may be required, including, without limitation, by the reduction of other amounts payable to the Participant.

(c)    Successors of Company. The rights and obligations of the Company or an Affiliate under the Plan will inure to the benefit of, and will be binding upon, the successors and assigns of the Company or any Affiliate.

(d)    No Employment Rights. Nothing contained in the Plan or any Agreement, nor any action taken hereunder, will be construed as a contract of employment or as giving any Participant any right to continued employment with the Company or any Affiliate.

(e)    Modification by Employment or Similar Agreement. The Company or an Affiliate may be a party to an employment or similar agreement with a Participant, the terms of which may enhance or modify in some respect the benefits provided under this Plan, including, but not necessarily limited to, an enhancement to or modification of the benefit amount, payment forms and/or other rights and features of the Plan. The Plan consists only of this document and other documents contemplated under this document, but not including such employment or similar agreement; and accordingly, any contractual rights that a Participant may have to any enhancement or modification called for under an employment or similar agreement are rights that derive from such agreement and not under the Plan.

(f)    Governing Law. The Plan and all Awards granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws thereof.
(g)    Gender, Singular and Plural. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

(h)    Captions. The captions of the articles, paragraphs and sections of this document are for convenience only and will not control or affect the meaning or construction of any of its provisions.

(i)    Validity. In the event any provision of the Plan or any Agreement is held invalid, void or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

(j)    Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan or any Agreement will not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

(k)    Notice. Any notice or filing required or permitted to be given to the Company or a Participant under the Plan or any Agreement will be sufficient if in writing and hand delivered, or sent by registered or certified mail, in the case of Company, to the principal office of Company, directed to the attention of the Head of Human Resources, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of Company. Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company may be permitted by electronic communication according to specifications established by the Company.